Exhibit 99.B(a)(1)

CERTIFICATE OF LIMITED PARTNERSHIP

OF

SEI STRUCTURED CREDIT FUND, LP

Pursuant to the provisions of the Revised Limited Partnership Act of the State of Delaware (the “Delaware Limited Partnership Act”), the undersigned does hereby make the following statements for the purpose of forming a limited partnership pursuant to Section 17-201 of the Delaware Limited Partnership Act:

FIRST:           The name of the limited partnership (the “Limited Partnership”) is:

SEI Structured Credit Fund, LP

SECOND:      The address of the registered office of the Limited Partnership in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801.  The registered agent for service of process at such address is The Corporation Trust Company.

THIRD:          The name and mailing address of the general partner of the Limited Partnership is as follows:

SEI Investment Strategies, LLC
c/o SEI Investments Company
One Freedom Valley Drive
Oaks, Pennsylvania 19456

FOURTH:      Pursuant to Section 17-218 of the Delaware Limited Partnership Act, the debts, liabilities, obligations, costs, charges, reserves and expenses incurred, contracted for or otherwise existing with respect to a particular series, whether such series is now authorized and existing pursuant to the governing instrument of the Limited Partnership or is hereafter authorized and existing pursuant to said governing instrument, shall be enforceable against the assets of such series only and not against the assets of the Limited Partnership generally or any other series thereof.  Except as otherwise provided in or pursuant to the governing instrument of the Limited Partnership, none of the debts, liabilities, obligations, costs, charges, reserves and expenses incurred, contracted for or otherwise existing with respect to the Limited Partnership generally or any other series thereof shall be enforceable against the assets of such series.

IN WITNESS WHEREOF, the undersigned affirms, for the purpose of forming a limited partnership pursuant to the Delaware Limited Partnership Act, that the statements contained herein are true this 26th day of June, 2007.

SEI Investment Strategies, LLC, its general partner

By:	/s/ TIMOTHY D. BARTO
Name: Timothy D. Barto
Title: Authorized Signatory